SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-TOPPS COMPANY INC
GAMCO ASSET MANAGEMENT INC.
10/12/07 686,100- 9.7500
10/12/07 1,528,811- 9.7500
10/12/07 312,900- 9.7500
10/12/07 476,600- 9.7500
GABELLI ASSOCIATES LTD
10/12/07 51,500- 9.7500
GABELLI ASSOCIATES FUND II
10/12/07 4,500- 9.7500
GABELLI ASSOCIATES FUND
10/12/07 62,756- 9.7500
GABELLI FUNDS, LLC.
GABELLI SMALL CAP GROWTH FUND
10/12/07 264,800- 9.7500
THE GABELLI GLOBAL DEAL FUND
10/12/07 400,000- 9.7500
GABELLI CAPITAL ASSET FUND
10/12/07 50,000- 9.7500
GABELLI ABC FUND
10/12/07 295,500- 9.7500

(1) THE DISPOSITIONS ON 10/12/07 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S
SHAREHOLDERS RECEIVED $9.75 IN CASH FOR EACH SHARE OF ISSUER'S
COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS
WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.